Exhibit 10.1

                    AMENDMENT No. 1 to the WARRANT AGREEMENT

                     This Amendment No. 1, dated as of January 7, 2004, amends the Warrant Agreement dated as of January 5, 2004 (the "Initial Warrant Agreement" and, as amended by this Amendment, the "Warrant Agreement") between Magellan Health Services, Inc. (the "Company"), and Wachovia Bank, National Association, as Warrant Agent (the "Warrant Agent").

                     WHEREAS, as required by the Third Amended Joint Plan of Reorganization of the Company and certain of its subsidiaries (the "Chapter 11 Plan"), as confirmed by order of the U.S. Bankruptcy Court for the Southern District of New York filed by the court on October 8, 2003 (the "Confirmation Order"), the Company and the Warrant Agent entered into the Warrant Agreement substantially in the form of an exhibit to the Chapter 11 Plan in order to create and provide for the issuance by the Company in required by and accordance with the Chapter 11 Plan of 570,826 warrants (the "Warrants") to purchase shares of Ordinary Common Stock, par value $ 0.01 per share, of the Company (the "Common Stock"); and

                     WHEREAS, in connection with the consummation of the Chapter 11 Plan and the preparation of the definitive form of the Initial Warrant Agreement as executed, a clerical error was made by the Company in calculating the per share purchase price of a share of Common Stock pursuant to the Warrants that is to be applicable in accordance with the Chapter 11 Plan, specifically in including in Section 1 of the Initial Warrant Agreement, in the definition of the "Exercise Price" of a Warrant, the amount of $30.20 which does not accord with the requirements of the Chapter 11 Plan and the Confirmation Order with respect to the exercise price of the Warrants; and

                     WHEREAS, in accordance with Section 14.4(b) of the Warrant Agreement, the Company and the Warrant Agent may from time to time amend the Warrant Agreement, without the approval of any holder of Warrants, in order to cure any manifest error or other mistake in the Warrant Agreement or to correct any provision contained in the Warrant Agreement that may be defective or to make any other provision in regard to matters or questions arising under the Warrant Agreement that the Company and the Warrant Agent may deem necessary and desirable and that do not adversely affect, alter or change the interests of the holders of Warrants;

                     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the Initial Warrant Agreement.

2. Amendment to Section 1, Definition of "Exercise Price." The parties hereto hereby agree that the definition of "Exercise Price" in section 1 of the Initial Warrant Agreement is amended by deleting the definition in its entirety and replacing it with the sentence below, this amendment being a correction of a manifest error in the Initial Warrant Agreement to reflect

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      the intention of the parties as of the date of the Initial Warrant
      Agreement and compliance with the Chapter 11 Plan and the Confirmation
      Order:

                      "Exercise Price" shall be equal to $30.46 per share of Common Stock, as such price may be adjusted pursuant to Section 6 of this Agreement."

3. Restatement of the Warrant Agreement. In order to avoid confusion regarding the terms of the Warrant Agreement, the Initial Warrant Agreement is hereby restated as amended by this Amendment No. 1 to read in its entirety as set forth in the Restated Warrant Agreement, dated as of January 5, 2004, attached hereto (the "Restated Warrant Agreement"), which the parties hereto are simultaneously executing.

4. No Other Amendments. Except as set forth above, the terms and provisions of the Initial Warrant Agreement are hereby confirmed. This Amendment No. 1 constitutes the entire agreement between the parties relating to the subject matter hereof and the Restated Warrant Agreement constitutes the entire agreement of the parties relating to the Warrants and supersedes the Initial Warrant Agreement.

5. Governing Law. This Amendment No. 1 shall be governed by the laws of the State of New York, without regard to the principles, policies or provisions thereof relating to choice or conflict of laws.

6. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7. Headings. The headings used in this Amendment No. 1 are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Amendment No. 1.




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                     IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 1 to be duly executed as of the day first above written.


                                      MAGELLAN HEALTH SERVICES, INC.

                                      By: /s/ Mark S. Demilio
                                          -------------------------------------
                                          Name: Mark S. Demilio
                                          Title: Executive Vice President and
                                                 Chief Financial Officer





                                      WACHOVIA BANK, NATIONAL ASOCIATION,
                                      As Warrant Agent

                                      By: /s/ Patrick J. Edwards
                                          -------------------------------------
                                          Name: Patrick J. Edwards
                                          Title: Vice President